Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

To the Board of Directors
Occidental Petroleum Corporation:

We consent to (i) the incorporation by reference into the registration statement on Form S-3 (the “Registration Statement”) of Occidental Petroleum Corporation (“Occidental”) of our letter dated January 28, 2022, relating to our process review of the methods and analytical procedures utilized by the engineering and geological staff of Occidental for estimating the oil and gas proved reserves volumes for the reviewed properties as of December 31, 2021, which is included in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2021, and (ii) all references to our firm in the Registration Statement and any amendments thereto, including under the heading “Experts” in the prospectus included in the Registration Statement and any amendments thereto.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
July 29, 2022

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202-3660	TEL (303) 339-8110